EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Partners

Radnor Investments, L.P.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 2, 2004